UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date Of Report: (Date of earliest event reported) September 28, 2005


                               RF INDUSTRIES, LTD.
                 (Name of small business issuer in its charter)


           Nevada                       0-13301                88-0168936
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)


                         7610 Miramar Road, Bldg. 6000,
                        San Diego, California 92126-4202
                    (Address of Principal Executive Offices)

                                 (858) 549-6340
                         (Registrant's Telephone Number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2005, RF Industries, Ltd. (the "Registrant") agreed to repurchase from Howard Hill, the Registrant's President and Chief Executive Officer, stock options granting Mr. Hill the right to purchase 100,000 shares of Registrant's common stock. The options, which were granted to Mr. Hill on June 1, 1994, had an exercise price of $0.10 per share. Registrant agreed to repurchase the 100,000 stock options for a price of $5.61 per share, which price is equal to the average closing price of Registrant's shares during the 30 trading days ending on September 28, 2005. The net cost to the company was $5.51 per share. Registrant completed the repurchase of the options on September 30, 2005.


Item 9.01         Financial Statements and Exhibits.


      (c)   Exhibits.

Exhibit No.        Description
-----------        -----------

99.1 Press Release dated October 3, 2005 announcing to the repurchase of 100,000 stock options from Mr. Hill.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 3, 2005



                                         By: /s/ Howard Hill
                                             ----------------------------------
                                             Howard Hill
                                             President, Chief Executive Officer